Exhibit 4.2

               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

                             MCM CAPITAL GROUP, INC.

                          Dated as of October 31, 2000

                                TABLE OF CONTENTS

 1.    Registrations Upon Request..............................................3
1.1.     Requests by
        Stockholders...........................................................3
1.2.     Registration Statement
        Form...................................................................4
1.3.
        Expenses...............................................................4
1.4.     Priority in Demand
        Registrations................................................ .........4
1.5.     No Company or Other Stockholder Initiated Registration; Deferral of

                                        i

                    AMENDED AND RESTATED REGISTRATION RIGHTS
                                    AGREEMENT

           This AMENDED AND RESTATED  REGISTRATION  RIGHTS AGREEMENT (the  "Agreement") is dated as of the 31st day of October,  2000, among MCM Capital Group,  Inc., a Delaware  corporation (the  "Company"),  C.P.  International
  Investments Limited, a Bahamian company (together with its Affiliated  Stockholders (as herein defined),  if any,
  "CPII"), CTW Funding,  LLC, a Delaware limited liability company (together with its Affiliated  Stockholders,  if any, "CTW"), and the MCM Holding Distributees  Majority (together with each of the persons whose names are listed on Schedule A hereto and their respective Affiliated Stockholders, if any, the "MCM Holding Distributees").  This
  Agreement  amends and  restates in its entirety  the First  Registration  Rights  Agreement  (as defined  below).
  Capitalized terms used but not otherwise defined herein have their respective meanings set forth in Section 11.

           WHEREAS,  Midland Credit  Management,  Inc., a Kansas  Corporation  and wholly owned  subsidiary of the
 Company  ("Midland"),  desires to enter into that certain Credit and Security Agreement,  dated as of October 31,
 2000 (the "Credit  Agreement"),  between Midland and CTW,  pursuant to which CTW will make available to Midland a
 $2,000,000 credit facility; and

           WHEREAS,  to induce CTW to enter into the Credit  Agreement,  the  Company  has agreed (i ) to issue to
 CTW,  warrants  (the  "Warrants")  to  purchase  up to  100,000  shares of Common  Stock,  pursuant  to a Warrant
 Agreement,  dated as of October  31,  2000 (the  "Warrant  Agreement"),  and (ii) to grant  certain  registration rights to CTW with respect to the Common Stock underlying the Warrants; and

          WHEREAS,  the Company,  CPE, MCM Holding Company LLC, a New York limited liability company,  and the MCM
 Holding  Distributees,  entered into that certain  Registration Rights Agreement,  dated as of June 30, 1999 (the
 "First Registration Rights Agreement"): and

          WHEREAS, MCM Holding Company LLC was dissolved on December 2,1999; and

          WHEREAS,  pursuant to Section 12.3 of the First  Registration  Rights Agreement,  the First Registration
 Rights  Agreement may be amended,  modified or  supplemented  by the Company with the written  consent of CPU and the MCM Holding Distributees Majority; and

          WHEREAS, the Company desires to amend and restate the First Registration Rights Agreement; and

          WHEREAS,  the parties  acknowledge that Nelson Peltz,  Peter W. May and Triarc  Companies,  Inc. are the
 direct or  indirect  beneficial  owners of at least 51% of the  Registrable  Securities  owned by the MCM Holding
 Distributees as of the date hereof, and constitute the MCM Holding Distributees  Majority, and are executing this
 Agreement in such  capacity  regardless  of the legal  ownership  pursuant to which such shares are  beneficially owned; and

         WHEREAS, the Company, CPU, and the MCM Holding Distributees  Majority,  have to consent to, and into, this
Agreement,  under which the Company will grant to CTW substantially  the same registration  rights granted to CPII,
MCM Holding Company LLC and the MCM Holding  Distributees under the First Registration Rights Agreement,  and which
Agreement will amend, restate and supercede in its entirety the First Registration Rights Agreement; and

            WHEREAS,  it is a condition  of the  execution  and delivery by CTW of the Credit  Agreement,  that the
  Company enter into this Agreement;

           NOW, THEREFORE,  in consideration of the mutual covenants and undertakings  contained herein, and for other good and valuable  consideration,  the receipt and sufficiency of which are hereby acknowledged,  and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

1.       Registrations Upon Request.

1.1.     Requests by Stockholders.  At any time, the MCM Holding  Distributees (as a group),  CPII and CTW shall each have the right to make requests that the Company effect up to two separate  registrations  under the Securities
  Act of all or part of the Registrable Securities owned by them, respectively; provided that

           (i) in the case of the MCM  Holding  Distributees,  such right to request up to two  registrations  will be exercisable by any MCM Holding  Distributees  owning singly or in the aggregate at least 25% of the then outstanding
  Registrable Securities then owned by all MCM Holding Distributees (the "Qualified MCM Stockholders"), and

           (ii) at any time when CPII or CTW owns fewer Registrable  Securities than its Permitted  Transferees,  such right of CPII and CTW to request up to two  registrations  will be  exercisable  by those  entities  or  individuals
  (whether acting  individually or as a group), in each case,  owning in excess of 50% of the outstanding  Registrable
  Securities  then  owned  by CPII  and  its  Permitted  Transferees,  or by CTW and  its  Permitted  Transferees,  as
  applicable.  For purposes of this Section 1.1 (ii), each holder of a Warrant shall be deemed the owner and holder of the Registrable Securities issuable upon the exercise thereof.

          A request made by any of the Qualified MCM Stockholders,  CPII or its Permitted  Transferees,  or CTW or its
 Permitted  Transferees,  pursuant to the immediately  preceding  sentence (in any such case, the "Requesting  Party")
 shall not be counted for purposes of the request  limitations set forth above if (a) the Requesting  Party determines in its good faith  judgment to withdraw the  proposed  registration  of any  Registrable  Securities  requested to be registered  pursuant to this Section 1.1 due to marketing  or  regulatory  reasons,  (b) the  registration  statement relating to any such  request is not declared  effective  within 90 days of the date such  registration  statement is first filed with the  Commission  and the  Requesting  Party  determines to withdraw the proposed  registration,  (c)
 within 180 days after the  registration  relating to any such  request has become  effective,  such  registration  is interfered with by any stop order,  injunction or other order or requirement of the Commission or other  governmental agency  or court  for any  reason  and the  Company  fails to have  such stop  order,  injunction  or other  order or requirement  removed,  withdrawn or resolved to the Requesting  Party's reasonable  satisfaction  within 30 days, (d)
 more 10% of the Registrable  Securities  requested by the Requesting Party to be included in the registration are not so included  pursuant to Section 1.4,  (e) the  conditions  to closing  specified  in the  underwriting  agreement or purchase  agreement  entered into in connection with the registration  relating to any such request are not satisfied
 (other than as a result of a default or breach thereunder by the Requesting Party), or (f) the registration  relating to such  request is  preempted  by a proposed  Company  registration,  notice of which is given by the Company to the
 Requesting  Party pursuant to Section  1.5(b)(iii),  and the Requesting Party determines to withdraw its registration request prior to a registration statement relating thereto becoming effective.

           Upon any such  registration  request,  the Company will  promptly,  but in any event  within 10 days,  give written notice of such request to all holders of Registrable  Securities and thereupon the Company will,  subject to
  Sections 1.4 and 1.5, use its best efforts to effect the prompt registration under the Securities Act of:

                    (i) the  Registrable  Securities  which the  Company  has been so  requested  to  register  by the
           Requesting Party, and

                    (ii) all other  Registrable  Securities  which the Company has been  requested  to register by the holders  thereof by written request given to the Company by such holders within 10 days after the giving of such written notice by the Company to such holders,

  all to the  extent  required  to permit  the  disposition  of the  Registrable  Securities  so to be  registered  in accordance with the intended method or methods of disposition of each seller of such Registrable Securities.

1.2.     Registration Statement Form. A  registration  requested  pursuant  to Section  1.1 shall be effected by the filing of a registration  statement on a form reasonably  acceptable to the Requesting Party, it being understood that the Company shall,  where permitted  under the Securities Act, seek to qualify for  registration on Form S-3 (or any other comparable form hereinafter adopted).

1.3.     Expenses.  The Company will pay all Registration Expenses in connection with any registration requested under Section 1.1;  provided that (a) each seller of Registrable  Securities shall pay all  Registration  Expenses to the extent  required to be paid by such seller under  applicable law and all  underwriting  discounts and commissions and transfer taxes, if any, and (b) if, pursuant to clause (a) of Section 1.1, a Requesting  Party  determines in its good faith judgment to withdraw the proposed  registration of any Registrable  Securities  requested to be registered pursuant to Section 1.1 due to marketing  reasons after the filing of a  registration  statement with respect to such
 Registrable  Securities,  the Requesting Party shall reimburse the Company for its reasonable  out-of-pocket expenses incurred in connection with the preparation and filing of such  registration  statement  unless the Requesting  Party agrees in writing  to have the  withdrawn  registration  treated as one of its two  registration  requests  permitted pursuant to Section 1.1.

1.4.     Priority  in Demand  Registrations.  If a registration  pursuant to Section 1.1 involves an underwritten offering,  and the  managing  underwriter  (or, in the case of an offering  which is not  underwritten,  a nationally recognized  investment  banking  firm)  shall  advise the Company in writing  (with a copy to each Person  requesting registration  of  Registrable  Securities)  that, in its opinion,  the number of  securities  requested and otherwise proposed  to be  included  in such  registration  exceeds  the  number  which  can be sold in such  offering  without materially  and  adversely  affecting the offering  price or the market price of the Common Stock or would  otherwise jeopardize the offering,  the Company will include in such registration to the extent of the number which the Company is so advised can be sold in such offering  without such material adverse effect,  first, the Registrable  Securities of all  Stockholders  (including  the  Requesting  Party),  on a pro rata  basis  (based  on the  number of shares of
 Registrable  Securities owned by each such  Stockholder),  second the securities,  if any, being sold by the Company, and  third,  the  securities,  if any,  of any  other  securities  holder of the  Company  ..entitled  to  incidental registration rights with respect thereto, subject to the limitations of Section 7.

1.5.     No Company or Other Stockholder Initiated Registration; Deferral of Registration.

(a)      After receipt of notice of a requested  registration  pursuant to Section 1.1, neither the Company nor any other  Stockholder  shall  initiate,  without the consent of the  Requesting  Party,  a  registration  of any Company securities  for its own account  until 90 days after such  registration  has been effected or such  registration  has been terminated.

(b)      Notwithstanding  the  foregoing,  the Company  shall have the right to delay the filing or  effectiveness, but not the preparation,  of a registration  statement for any requested  registration pursuant to Section 1.1 during one or more periods  aggregating  not more than 90 days in any 12-month  period during the term of this  Agreement in the event that (i) the Company would, in accordance  with the written advice of its counsel,  be required to disclose in the  prospectus  contained  in  such  registration  statement  information  not  otherwise  required  by law to be publicly  disclosed and (ii) the Company has pending or in process a material  transaction,  the  disclosure of which would, in the good "faith judgment of the Company's Board of Directors,  materially and adversely  affect the Company or the  transaction,  or (iii) at the time of receipt of notice of a requested  registration  pursuant to Section 1.1 the Company was in the process of  contemplating a registration of equity  securities for its own account and (A) the
 Company gives  written  notice  thereof to the  Requesting  Party within 10 days after  receipt of such  registration request and (B) a registration  statement with respect to such Company initiated  offering is filed within 60 days of receipt of such notice from the Requesting Party.

2.       Incidental  Registrations.  If the Company at any time proposes to register any of its equity  securities under the  Securities  Act for its own account  (other  than  pursuant  to a  registration  on Form S-4 or S-8 or any successor form) it shall give written notice thereof to each Stockholder.  If within 10 days after the receipt of any such notice,  any  Stockholder  requests that the company  include all or any portion of the  Registrable  Securities owned by such  Stockholder  in such  registration  (for purposes of this Section 2, each holder of a Warrant shall be deemed the owner and holder of the  Registrable  Securities  issuable upon the exercise  thereof),  then,  subject to subsection (a) below,  the Company will give prompt written notice to all  Stockholders.  Upon the written request of any  Stockholder  made within 10 days after the receipt of any such notice (which request shall specify the number of
 Registrable  Securities  intended to be disposed of by such holder and the intended  method or methods of disposition thereof),  the  Company  will use its best  efforts  to effect  the  registration  under the  Securities  Act of such
 Registrable  Securities on a pro rata basis (based on the number of shares of  Registrable  Securities  owned by each such requesting Stockholder) in accordance with such intended method or methods of disposition, provided that:

(a)      without  the prior  written  consent  of the  Stockholders  holding  at least 50% of the then  outstanding
          Registrable  Securities,  the  Company  shall not  include  any  Registrable  Securities  of  holders  of
          Registrable  Securities other than the Stockholders in such proposed  registration if it believes in good faith that  inclusion of such  securities  would not be in the best  interests  of the Company,  provided that the Company will include in such registration  that number of Registrable  Securities of the holders of Registrable  Securities that such managing  underwriter and the Company determine would not be adverse to the best  interests  of the Company and provided  further  that the Company  shall give the holders of
          Registrable  Securities  prompt notice after any such  determination has been made (in lieu of the notice otherwise required under the second sentence of this Section 2);
(b)      if, at any time after giving  written  notice  (pursuant  to this Section 2) of its  intention to register equity  securities  and prior to the effective  date of the  registration  statement  filed in connection with such  registration,  the  Company  shall  determine  for any  reason  not to  register  such  equity securities,  the Company may, at its election,  give written notice of such  determination to each holder of Registrable  Securities and, thereupon,  shall not be obligated to register any Registrable Securities in  connection  with  such  registration  (but  shall  nevertheless  pay  the  Registration  Expenses  in connection  therewith),  without prejudice,  however, to the rights of the Stockholders to request that a registration be effected under Section 1.1; and
(c)      if in  connection  with a  registration  pursuant  to this  Section 2, the  managing  underwriter  of such registration  (or,  in the  case  of an  offering  that  is not  underwritten,  a  nationally  recognized investment  banking firm) shall advise the Company in writing (with a copy to each holder of  Registrable
          Securities  requesting  registration  thereof) that, in its opinion,  the number of securities  requested and otherwise  proposed to be included in such registration  exceeds the number which can be sold in such offering  without  materially  and  adversely  affecting  the  offering  price or the market price of the
          Common Stock or would otherwise  jeopardize the offering,  then in the case of any registration  pursuant to this Section 2, the Company will  include in such  registration  to the extent of the number which the
          Company is so advised can be sold in such  offering  without  such  material  adverse  effect,  first the securities,  if any, being sold by the Company,  second, the Registrable  Securities of the Stockholders, on a pro rata  basis  (based  on the  number  of  shares  of  Registrable  Securities  owned by each such
          Stockholder),  third, the Registrable  Securities of any other holder,  on a pro rata basis (based on the number of shares of Registrable  Securities  owned by each such holder),  and fourth the  securities,  if any, of any other  securities  holder of the  Company  entitled to  incidental  registration  rights with respect thereto, subject to the limitations of Section 7.

                  Notwithstanding   the  foregoing,   the  holders  of  Registrable   Securities   other  than  the
 Stockholders  will not be entitled to  participate  in any  registration  pursuant to this Section 2 to the extent that the managing  underwriter (or, in the case of an offering that is not underwritten,  a nationally  recognized investment  banker)  determine  in good  faith and in  writing  (with a copy to each  affected  Person  requesting registration of Registrable  Securities)  that the  participation  of any such holder would  adversely  affect the marketability  or  offering  price  of the  securities  being  sold  by the  Company  or any  Stockholder  in such registration.

                   The  Company  will pay all  Registration  Expenses  in  connection  with  each  registration  of
  Registrable  Securities requested pursuant to this Section 2, provided that each seller of Registrable Securities shall pay all  Registration  Expenses to the extent  required to be paid by such seller under  applicable law and all  underwriting  discounts and commissions  and transfer  taxes,  if any. No  registration  effected under this
  Section 2 shall relieve the Company from its obligation to effect registrations under Sections 1.1.

3.  Registration  Procedures.  If and whenever the Company is required to use its best efforts to effect the  registration of any Registrable  Securities  under the Securities Act as provided in Sections 1.1 and 2, the
  Company will promptly:
(a)      prepare,  and as  soon as  practicable,  but in any  event  within  60  days  thereafter,  file  with  the
          Commission,  a registration  statement  with respect to such  Registrable  Securities,  make all required filings  with the NASD and use its  reasonable  best  efforts to cause  such  registration  statement  to become effective as soon as practicable;
(b)      prepare  and  promptly  file  with the  Commission  such  amendments  and  post-effective  amendments  and supplements  to such  registration  statement and the prospectus  used in connection  therewith as may be necessary to keep such  registration  statement  effective  for so long as is required to comply with the provisions  of the  Securities  Act and to complete the  disposition  of all  securities  covered by such registration  statement in accordance with the intended method or methods of disposition  thereof, but in no event for a period of more than six months after such registration statement becomes effective;
(c)      furnish  copies  of all  documents  proposed  to be filed  with the  Commission  in  connection  with such registration to

                            (i) in the case of a  registration  pursuant  to Section 1.1 or 2 in which CPII or CTW is participating,  counsel selected by CPII or CTW, or, at any time when CPII or CTW owns fewer
                   Registrable  Securities than its Permitted  Transferees,  counsel selected by those entities or individuals  (whether acting individually or as a group), in each case, owning in excess of 50%
                   of the outstanding Registrable Securities then owned by CPII and its Permitted Transferees,  or by CTW and its  Permitted  Transferees,  as applicable  (for purposes of this Section  3(c)(i), each  holder of a Warrant  shall be deemed the owner and holder of the  Registrable  Securities issuable upon the exercise thereof), and

                            (ii) in the case of a  registration  pursuant to Section 1.1 or 2 in which MCM Holding
                  Distributees  are  participating,  counsel  selected  by  the  holders  of at  least  51% of the
                  Registrable  Securities proposed to be sold by such MCM Holding  Distributees in connection with such registration (such holders, the "Majority Holders"),

 and such documents shall be subject to the review of such counsel and CPII,  CTW, or their  Permitted  Transferees or the  Majority  Holders,  as the case may be,  and the  Company  shall not file any  registration  statement  or amendment or  post-effective  amendment or supplement to such  registration  statement or the  prospectus  used in connection  therewith  to which  either  such  counsel or CPII,  or CTW,  or their  Permitted  Transferees  or the
 Majority  Holders,  as the case may be,  shall  have  reasonably  objected  in writing  on the  grounds  that such amendment or supplement does not comply  (explaining  why) in all material  respects with the  requirements of the
 Securities Act or of the rules or regulations thereunder.

                            (d)       furnish  to each  seller of  Registrable  Securities,  without  charge,  such number of conformed  copies of such  registration  statement and of each such  amendment  and  supplement thereto (in each case  including all exhibits and documents  filed  therewith)  and such number of copies of the prospectus  included in such  registration  statement  (including each preliminary  prospectus and any  summary  prospectus)  and any other  prospectus  filed under Rule 424 under the  Securities  Act, in conformity  with the  requirements of the Securities  Act, and such other  documents,  as such seller may reasonably  request in order to facilitate the  disposition of the Registrable  Securities  owned by such seller in accordance with the intended method or methods of disposition thereof;
(e)      use its  reasonable  best  efforts to  register or qualify  such  Registrable  Securities  covered by such registration  statement under the securities or blue sky laws of such  jurisdictions as each seller shall reasonably  request,  and do any and all other acts and things  which may be  necessary  or  advisable to enable such seller to consummate the  disposition of such  Registrable  Securities in such  jurisdictions in  accordance  with the intended  method or methods of  disposition  thereof,  provided that the Company shall not for any such purpose be required to qualify  generally to do business as a foreign  corporation in any  jurisdiction  wherein it is not so  qualified,  subject  itself to taxation  in any  jurisdiction wherein it is not so subject,  or take any action  which would  subject it to general  service of process in any jurisdiction wherein it is not so subject;
(f)      use its  reasonable  best  efforts  to cause  all  Registrable  Securities  covered  by such  registration statement  to be  registered  with or  approved  by such  other  governmental  agencies,  authorities  or self-regulatory  bodies as may be necessary by virtue of the  business and  operations  of the Company to enable the seller or sellers  thereof to consummate  the  disposition of such  Registrable  Securities in accordance with the intended method or methods of disposition thereof;
(g)      furnish to each seller of Registrable Securities a signed counterpart, addressed to the sellers, of

                                     (i)    an  opinion  of  outside   counsel  for  the  Company   experienced  in
                            securities  law matters,  dated the effective date of the  registration  statement (or, if  such  registration  includes  an  underwritten  public  offering,  the  date of the closing under the underwriting agreement), and

                                     (ii) a  "comfort"  letter  (unless the  registration  is pursuant to Section 2 and  such  a  letter  is not  otherwise  being  furnished  to the  Company),  dated  the effective  date of such  registration  statement (and if such  registration  includes an underwritten  public  offering,  dated the date of the  closing  under the  underwriting agreement),  signed  by the  independent  public  accountants  who have  issued an audit report on the Company's  financial  statements  included in the registration  statement, covering  such matters as are  customarily  covered in opinions of issuer's  counsel and in accountants'  letters delivered to the underwriters in underwritten  public offerings of  securities,  subject  to  such  qualifications  as are  customary  in  opinions  and accountants' letters delivered in such circumstances;

                             (h) notify each seller of any  Registrable  Securities  covered by such  registration statement  at any time  when a  prospectus  relating  thereto  is  required  to be  delivered  under the
          Securities  Act of the  happening  of any  event  or  existence  of any fact as a  result  of which  the prospectus included in such registration statement as then in effect,  includes an untrue statement of a material  fact or omits to state any material  fact  required to be stated  therein or necessary to make the statements therein not misleading in light of the circumstances  then existing,  and, as promptly as is practicable,  prepare and furnish to such seller a reasonable  number of copies of a supplement to or an amendment of such  prospectus as may be necessary so that, as thereafter  delivered to the purchasers of such securities such prospectus  shall not include an untrue  statement of a material fact or omit to state a material  fact  required to be stated  therein or necessary to make the  statements  therein not misleading in light of the circumstances then existing;

                             (i) otherwise  comply with all applicable  rules and  regulations of the  Commission, and make available to its security holders, as soon as reasonably practicable,  an earnings statement of the Company (in form complying  with the  provisions of Rule 158 under the Securities  Act) covering the period of at least 12 months,  but not more than 18 months,  beginning  with the first  month  after the effective date of such registration statement;

                            (j) notify  each seller of any  Registrable  Securities  covered by such  registration statement (i) when the  prospectus or any  prospectus  supplement or  post-effective  amendment has been filed, and, with respect to such registration statement or any post-effective  amendment,  when the same has become  effective,  (ii) of any request by the  Commission  for  amendments or  supplements  to such registration  statement or to amend or to  supplement  such  prospectus or for  additional  information,
          (iii) of the  issuance  by the  Commission  of any  stop  order  suspending  the  effectiveness  of such registration  statement or the initiation of any proceedings for that purpose and (iv) of the suspension of the qualification of such securities for offering or sale in any jurisdiction,  or of the institution of any proceedings for any of such purposes;
                            (k) use every  reasonable  effort to obtain  the  lifting of any stop order that might be issued suspending the effectiveness of such registration statement as soon as practicable;

                            (l) use its  reasonable  best efforts (i) (A) to list such  Registrable  Securities on any  securities  exchange on which the equity  securities  of the Company are then listed or, if no such equity  securities  are then listed,  on an exchange  selected by the  Company,  if such listing is then permitted  under  the rules of such  exchange,  or (a) if such  listing  is not  practicable,  to secure designation of such securities as a NASDAQ  "national market system security" within the meaning of Rule
          IIAa2-l under the Exchange Act or,  failing that, to secure NASDAQ  authorization  for such  Registrable
          Securities,  and, without limiting the foregoing,  to arrange for at least two market makers to register as such with respect to such Registrable  Securities with the NASD, and (ii) to provide a transfer agent and registrar for such  Registrable  Securities not later than the effective  date of such  registration statement  and to instruct such  transfer  agent (A) to release any stop transfer  order with respect to the certificates with respect to the Registrable  Securities being sold and (B) to furnish  certificates without  restrictive  legends  representing  ownership of the shares being sold,  in such  denominations requested by the sellers of the Registrable Securities or the lead underwriter;

                            (m)  enter  into  such  agreements  and take  such  other  actions  as the  sellers  of
          Registrable  Securities or the  underwriters  reasonably  request in order to expedite or facilitate  the
          disposition  of  such  Registrable  Securities,   including,  without  limitation,   preparing  for,  and
          participating  in,  such  number of "road  shows" and all such  other  customary  selling  efforts as the underwriters reasonably request in order to expedite or facilitate such disposition;

                            (n)  furnish  to any  holder  of such  Registrable  Securities  such  information  and assistance as such holder may reasonably  request in connection  with any "due  diligence"  effort which such seller deems appropriate; and

                            (o) use its best efforts to take all other steps necessary to effect the  registration of such Registrable Securities contemplated hereby.

          As a condition to its registration of Registrable  Securities of any prospective seller, the Company may require such seller of any  Registrable  Securities as to which any  registration is being effected to furnish to the Company such information  regarding such seller, its ownership of Registrable  Securities and the disposition of such  Registrable  Securities as the Company may from time to time reasonably  request in writing and as shall be  required by law in  connection  therewith,  together  with such  certificates,  if any, as may be required to permit the delivery of the opinions and comfort  letters  contemplated  by Section 3(g) and the  execution of the underwriting  agreement and the delivery of the documents required to be delivered  thereunder.  Each such holder agrees to  furnish  promptly  to the  Company  all  information  required  to be  disclosed  in order to make the information previously furnished to the Company by such holder not materially misleading.

           The Company agrees not to file or make any amendment to any registration  statement with respect to any
 Registrable Securities,  or any amendment of or supplement to the prospectus used in connection therewith,  which refers to any seller of any Registrable  Securities covered thereby by name, or otherwise  identifies such seller as the  holder of any  Registrable  Securities,  without  the  consent of such  seller,  such  consent  not to be unreasonably withheld or delayed, unless such disclosure is required by law.

          By acquisition of Registrable  Securities,  each holder of such Registrable Securities shall be deemed to have agreed that upon receipt of any notice from the Company of the  happening of any event of the kind  described in Section 3(h),  such holder will  promptly  discontinue  such holder's  disposition  of  Registrable  Securities pursuant to the registration  statement  covering such  Registrable  Securities until such holder's receipt of the copies of the  supplemented  or amended  prospectus  contemplated  by Section 3(h). If so directed by the Company, each holder of Registrable  Securities  will deliver to the Company (at the Company's  expense) all copies,  other than permanent file copies,  in such holder's  possession of the prospectus  covering such Registrable  Securities at the time of receipt  of such  notice.  In the event that the  Company  shall give any such  notice,  the period mentioned  in Section 3(b) shall be extended by the number of days during the period from and  including  the date of the giving of such notice to and including the date when each seller of any Registrable  Securities  covered by
 such  registration   statement  shall  have  received  the  copies  of  the  supplemented  or  amended  prospectus contemplated by Section 3(h).

4.       Underwritten Offerings.

4.1.     Underwriting  Agreement.  If requested by the underwriters for any underwritten offering pursuant to a registration  requested under Section 1.1 or 2, the Company shall enter into an underwriting agreement with the underwriters  for such  offering,  such  agreement to be  reasonably  satisfactory  in substance  and form to the underwriters and to a majority of the  Stockholders  participating in such  registration.  Any such  underwriting agreement  shall contain such  representations  and warranties by the Company and such other terms and provisions as are customarily contained in agreements of this type,  including,  without limitation and unless waived by all
 Stockholders participating in such registration,  indemnities to the effect and to the extent provided in Section
 9. The  holders  of  Registrable  Securities  to be  distributed  by such  underwriter  shall be  parties to such underwriting  agreement and may, at their option,  require that any or all of the  representations and warranties by, and the  agreements  on the part of, the Company to and for the benefit of such  underwriters  be made to and for the benefit of such holders of Registrable  Securities and that any or all of the conditions precedent to the obligations of such  underwriters  under such  underwriting  agreement shall also be conditions  precedent to the obligations  of such  holders of  Registrable  Securities.  No  underwriting  agreement  (or other  agreement  in connection  with such  offering)  shall require any  Stockholder,  in its capacity as  stockholder or controlling
 Person, to make any  representations  or warranties to, or agreements with, the Company or the underwriters other than representations,  warranties or agreements regarding such holder, the ownership of such holder's Registrable
 Securities and such holder's intended method or methods of disposition and any other  representation  required by law or to finish any  indemnity  to any Person  which is broader  than the  indemnity  furnished  by such  holder pursuant to Section 9.2.

4.2.     Selection  of  Underwriters.  If the Company at any time proposes to register any of its  securities under the Securities Act for sale for its own account  pursuant to an  underwritten  offering in which holders of
  Registrable  Securities  are  participants,  the Company will have the right to select the  managing  underwriter
  (which shall be of  nationally  recognized  standing) to  administer  the  offering;  provided,  the Company must obtain the prior  approval of its  selection of a managing  underwriter,  such  approval  not to be  unreasonably withheld,  from any  Stockholder  who,  individually  or acting with a group,  owns at least 20% of the aggregate number of shares (or rights to acquire shares) of common stock proposed to be registered in the registration.

  Notwithstanding  the foregoing  sentence,  whenever a registration  requested  pursuant to Section 1.1 is for an underwritten  offering, the Requesting Party will have the right to select the managing underwriter (which shall be of nationally  recognized  standing) to administer  the offering,  but only with the approval of the Company, such approval not to be unreasonably withheld.

5.       Holdback  Agreements.(a)  If and  whenever  the  Company  proposes  to  register  any of its  equity securities  under the Securities Act for its own account (other than on Form S-4 or S-8 or any successor  form) or is  required  to use its best  efforts  to  effect  the  registration  of any  Registrable  Securities  under  the
 Securities Act pursuant to Section 1.1 or 2, each holder of Registrable  Securities  agrees by acquisition of such
 Registrable  Securities not to request registration under Section 1.1 of any Registrable  Securities and, if it is
 then an officer,  director or the beneficial  owner  (determined in accordance  with Rule 13d-3 under the Exchange
 Act) of more than 5% of any class of the  Company's  equity  securities  (or any  securities  convertible  into or exchangeable  or exercisable  for any of such  securities),  not to effect any public sale or  distribution of the
 Company's equity  securities  (other than pursuant to such  registration),  within seven days prior to and 90 days
 (unless  advised  in  writing  by the  managing  underwriter  that a longer  period,  not to exceed  180 days,  is required,  or such shorter period as the managing  underwriter for any underwritten  offering may agree) after the effective date of the registration statement relating to such registration, except its part of such registration.

                  (b) The Company agrees not to effect any public sale or  distribution  of its equity  securities or securities  convertible into or exchangeable or exercisable for any of such securities within seven days prior to and 90 days (unless  advised in writing by the managing  underwriter  that a longer period,  not to exceed 180 days, is required,  or such shorter period as the managing  underwriter for any underwritten  offering may agree)
 after the effective  date of any  registration  statement  filed  pursuant to Section 1.1 (except as part of such registration  or pursuant to a  registration  on Form S-4 or S-8 or any successor  form).  In addition,  upon the request of the managing  underwriter,  the Company shall use its  reasonable  best efforts to cause each officer, director or beneficial  owner  (determined in accordance  with Rule 13d-3 under the Exchange Act) of more than 5%
 of any  class  of the  Company's  equity  securities  (or any  securities  convertible  into or  exchangeable  or exercisable for any of such securities),  other than any such securities acquired in a public offering,  to agree not to effect any such public sale or distribution of such securities  during such period,  except as part of any such  registration if permitted,  and to cause each such officer,  director and beneficial holder to enter into a similar agreement to such effect with the Company.

6.       Preparation;   Reasonable   Investigation.   In  connection  with  the  preparation  and  filing  of  each registration  statement  registering  Registrable  Securities  under the Securities  Act, the Company will give the holders of such  Registrable  Securities so to be registered and their  underwriters,  if any, and their respective counsel and  accountants the opportunity to participate in the  preparation of such  registration  statement,  each prospectus  included therein or filed with the Commission,  and each amendment thereof or supplement  thereto,  and will  give  each of them such  access  to the  financial  and other  records,  pertinent  corporate  documents  and properties of the Company and its subsidiaries  and such  opportunities to discuss the business of the Company with its officers and the independent  public  accountants who have issued audit reports on its financial  statements as shall be reasonably requested by such holders in connection with such registration statement.

7.       No Grant of Future  Registration  Rights. The Company shall not, during the term of this Agreement,  grant to any Person (a) any other demand  registration  rights, or (b) any incidental  registration  rights that are of a higher  priority to the rights granted to the holders of  Registrable  Securities  under Section 2 hereof,  in each case,  without the prior written  consent of the MCM Holding  Distributees  Majority,  CPII and CTW, so long as the
MCM Holding  Distributees (as a group),  CPII and CTW  respectively,  continue to own at least 10% of the number of shares of Common Stock owned  thereby (or, in the case of CTW,  shares of common stock  Warrants,  or a combination of both,  that  represent,  in any case and in the aggregate,  at least 10% of the number of shares of Common Stock issuable upon  exercise of the Warrants  owned  thereby),  respectively,  on the date hereof.  For purposes of this
Section 7, prior  written  consent  required  under this Section 7 must also be obtained  from any of the Permitted
Transferees  of the MCM Holding  Distributees  Majority,  CPII and CTW,  respectively,  who at the time  consent is required,  own at least 10% of the  aggregate  number of shares of Common Stock owned thereby (or, in the case of a
CTW Permitted Transferee,  shares of common stock, Warrants, or a combination of both, that represent,  in any case and in the  aggregate,  at least 10% of the number of shares of Common Stock issuable upon exercise of the Warrants owned thereby), respectively, on the date hereof.

8.       [Reserved)
9.       Indemnification.

9 1      Indemnification  by the Company.  In the event of any  registration of any  Registrable  Securities pursuant to this  Agreement,  the Company  agrees to indemnify,  defend and hold harmless (a) each seller of such
  Registrable  Securities,  (b) the directors,  members,  stockholders,  officers partners,  employees,  agents and
  Affiliates of such seller,  (c) each Person who  participates  as an  underwriter in the offering or sale of such securities,  and (d) each person,  if any who controls (within the meaning of Section 15 of the Securities Act or
  Section 20 of the Exchange Act) any of the foregoing,  against any and all losses, claims,  damages,  expenses or other  liabilities (or actions or proceedings in respect thereof),  jointly or severally,  directly or indirectly based upon or arising out of (i) any untrue  statement or alleged  untrue  statement  of a fact  contained in any registration  statement under which such  Registrable  Securities  were registered  under the Securities Act, any preliminary  prospectus,  final prospectus or summary prospectus contained therein or used in connection with the offering of securities  covered thereby or any amendment or supplement  thereto,  or (ii) any omission or alleged omission  to state a fact  required  to be  stated  therein  or  necessary  to make the  statements  therein  not misleading,  except insofar as any such loss, claim, damage, liability,  action, proceeding or expense arises out of or is  based  upon  (A) an  untrue  statement  or  omission  made in such  registration  statement,  any  such preliminary  prospectus,  final prospectus,  summary prospectus,  amendment or supplement in reliance upon and in conformity with written information  furnished to the Company by such seller expressly for use in the preparation thereof, or (B) any preliminary prospectus to the extent that any such loss claim, damage,  liability,  action or proceeding  results solely from the fact that the seller sold  Registrable  Securities to a person as to whom the
  Company shall  establish that there was not sent by  commercially  reasonable  means,  at or prior to the written confirmation  of such sale,  a copy of the final  prospectus  in any case where such  delivery is required by the
  Securities Act, if the Company has previously  furnished  copies thereof in sufficient  quantity to the seller or the underwriters for such offering and the loss, claim, damage,  liability,  action or proceeding results from an untrue  statement or omission of a material fact contained in the  preliminary  prospectus  that was corrected in the final prospectus.  The Company will reimburse each such indemnified party for any legal or any other expenses reasonably  incurred  by them in  connection  with  enforcing  its  rights  hereunder  or under the  underwriting agreement  entered into in connection with such offering or investigating,  preparing,  pursuing or defending any such loss, claim, damage, liability,  action or proceeding.  Such indemnity shall remain in full force and effect regardless  of any  investigation  made  by such  indemnified  party  and  shall  survive  the  transfer  of such
  Registrable  Securities  by such  seller.  If the  Company is  entitled  to, and does,  assume the defense of the related action or proceedings  provided herein,  then the indemnity agreement contained in this Section 9.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability,  action or proceeding if such settlement is effected  without the consent of the Company (which consent shall not be  unreasonably  withheld or delayed).  The Company shall also indemnify any  underwriters  of the  Registrable  Securities,  their  officers, directors and employees,  and each person who controls (within the meaning of Section 15 of the Securities Act or
  Section 20 of the  Exchange  Act) to the same extent as provided  above with  respect to  indemnification  of the seller of Registrable Securities.

9.2.     Indemnification  by  the  Sellers.  The  Company  may  require,  as a  condition  to  including  any
 Registrable  Securities in any  registration  statement filed pursuant to Section 1.1 or 2 that the Company shall have  received  an  undertaking  reasonably  satisfactory  to it from  each of the  prospective  sellers  of such
 Registrable  Securities to indemnify and hold  harmless,  severally,  not jointly,  in the same manner and to the same extent as set forth in Section  9.1,  the  Company,  its  directors,  officers,  employees,  agents and each person,  if any,  who  controls  (within  the  meaning of Section 15 of the  Securities  Act or Section 20 of the
 Exchange  Act) the  Company,  but only with respect to any written  information  furnished to the Company by such seller  expressly for use in the  preparation  of such  registration  statement,  preliminary  prospectus,  final prospectus,  summary  prospectus,  amendment  or  supplement.  (The  Company and the  holders of the  Registrable
 Securities  hereby  acknowledge and agree that unless  otherwise  expressly agreed to in writing by such holders, the only  information  furnished  or to be  furnished  to the Company for use in any  registration  statement  or prospectus  relating to the  Registrable  Securities or in any  amendment,  supplement or  preliminary  materials associated  therewith  are  statements  specifically  relating to (a)  transactions  between  such holder and its
 Affiliates,  on the one hand,  and the  Company,  on the other hand,  (b) the  beneficial  ownership of shares of
 Common Stock by such holder and its  Affiliates  and (c) the name and address of such holder.  If any  additional information about such holder or the plan of distribution  (other than for an underwritten  offering) is required by law to be  disclosed in any such  document,  then such holder shall not  unreasonably  withhold its  agreement referred to in the  immediately  preceding  sentence of this Section  9.2.) Such  indemnity  shall remain in full force and effect,  regardless  of any  investigation  made by or on behalf of the  Company or any such  director, officer or controlling  Person and shall survive the transfer of such Registrable  Securities by such seller. The indemnity  agreement  contained  in this Section 9.2 shall not apply to amounts  paid in  settlement  of any such loss, claim, damage,  liability,  action or proceeding if such settlement is effected without the consent of such seller (which consent shall not be unreasonably  withheld or delayed).  The indemnity  provided by each seller of
 Registrable  Securities under this Section 9.2 shall be limited in amount to the net amount of proceeds  actually received by such seller from the sale of Registrable  Securities  pursuant to such registration  statement giving rise to such liability.

9.3.     Notices  of  Claims,  etc.  Promptly  after  receipt  by an  indemnified  party  of  notice  of  the commencement  of any action or  proceeding  involving a claim  referred  to in the  preceding  paragraphs  of this
 Section 9, such  indemnified  party  will,  if a claim in respect  thereof is to be made  against an  indemnifying party,  give written notice to the indemnifying  party of the commencement of such action or proceeding,  provided that the failure of any  indemnified  party to give notice as provided  herein shall not relieve the  indemnifying party of its  obligations  under the  preceding  paragraphs  of this  Section  9,  except to the  extent  that the indemnifying  party is materially  prejudiced  by such failure to give notice.  In case any such action is brought against an indemnified  party,  the indemnifying  party will be entitled to participate  therein and to assume the defense thereof jointly with any other  indemnifying  party  similarly  notified,  to the extent that it may wish, with counsel  reasonably  satisfactory to such indemnified  party, and after notice from the indemnifying party to such  indemnified  party of its  election so to assume the defense  thereof,  the  indemnifying  party will not be liable  to such  indemnified  party  for any  legal or other  expenses  subsequently  incurred  by the  latter  in connection with the defense  thereof except for the reasonable  fees and expenses of any counsel  retained by such indemnified party to monitor such action or proceeding.  Notwithstanding the foregoing,  if such indemnified party reasonably  determines,  based upon advice of  independent  counsel,  that either a conflict of interest may exist between the  indemnified  party and the  indemnifying  party with  respect to such action and that it is advisable for such  indemnified  party to be represented by separate counsel or that there may be one or more legal defenses available to it which are  different  from or  additional  to those  available  to the  indemnifying  party,  such indemnified party may retain other counsel,  reasonably  satisfactory to the indemnifying party, to represent such indemnified  party,  and the  indemnifying  party shall pay all reasonable  fees and expenses of such counsel.  No indemnifying  party,  in the  defense of any such claim or  litigation,  shall,  except  with the  consent of such indemnified  party,  which consent shall not be unreasonably  withheld,  consent to entry of any judgment or enter into any  settlement  which does not  include as an  unconditional  term  thereof  the giving by the  claimant  or plaintiff to such  indemnified  party of a release from all liability in respect of such claim or litigation.  The rights  accorded to any  indemnified  party  hereunder  shall be in  addition to any rights that such  indemnified party may have at common law, by separate agreement or otherwise.

9.4.     Other  Indemnification.  Indemnification  similar to that  specified in the  preceding  paragraphs of this  Section 9 (with  appropriate  modifications)  shall be given by the Company  and each seller of  Registrable
 Securities  with  respect  to  any  required   registration  (other  than  under  the  Securities  Act)  or  other qualification  of such  Registrable  Securities  under any federal or state law or regulation of any  governmental authority.

9.5.     Indemnification  Payments. Any indemnification  required to be made by an indemnifying party pursuant to this Section 9 shall be made by periodic  payments to the indemnified  party during the course of the action or proceeding,  as and when bills are received by such  indemnifying  party,  with respect to an  idemnifiable  loss, claim, damage, liability or expense incurred by such indemnified party.

9.6.     Other Remedies.  If for any reason the foregoing  indemnity is  unavailable,  or is  insufficient to hold  harmless  an  indemnified  party,  other  than by  reason  of the  exceptions  provided  therein,  then  the indemnifying  party shall  contribute to the amount paid or payable by the  indemnified  party as a result of such losses, claims,  damages,  liabilities,  actions,  proceedings or expenses in such proportion as is appropriate to reflect the relative  benefits to and faults of the indemnifying  party on the one hand and the indemnified  party on the other in  connection  with the  offering of  Registrable  Securities  and the  statements  or  omissions or alleged  statements or omissions which resulted in such loss,  claim,  damage,  liability,  action,  proceeding or expense,  as well as any other relevant  equitable  considerations.  The relative fault of the indemnifying  party and of the  indemnified  party  shall be  determined  by  reference  to,  among other  things,  whether the untrue statement of a material  fact or the  omission to state a material  fact  relates to  information  supplied by the indemnifying  party  or by  the  indemnified  party  and  the  parties'  relative  intent,  knowledge,  access  to information  and  opportunity to correct or prevent such  statements or omissions.  No person guilty of fraudulent misrepresentation  (within the meaning of Section 1 l(f) of the Securities  Act) shall be entitled to contribution from  any  person  who was not  guilty  of such  fraudulent  misrepresentation.  No  party  shall  be  liable  for contribution  under this Section 9.6 except to the extent as such party would have been liable to indemnify  under this Section 9 if such indemnification were enforceable under applicable law.

          The  parties  hereto  agree that it would not be just and  equitable  if  contribution  pursuant to this
 Section 9.6 were  determined  by pro rata  allocation  or by any other method of  allocation  which does not take account of the equitable considerations referred to in the immediately preceding paragraph.

10.      Representations  and  Warranties.  Each  Stockholder,  and  in  the  case  of  the  MCM  Holding
 Distributees,  the MCM Holding Distributees Majority acting on behalf of the MCM Holding Distributees,  severally and not jointly, represents and warrants to the Company and each other Stockholder that:

                   (i) such Stockholder has the power,  authority and capacity,  (on in the case of any Stockholder that is a  corporation,  limited  liability  company or limited  partnership,  all  corporate,  limited  liability company or limited  partnership  power and  authority,  as the case may be) to execute,  deliver and perform  this
 Agreement;

                    (ii)   in the case of a  Stockholder  that is a  corporation,  limited  liability  company  or limited  partnership,  the execution,  delivery and  performance of this Agreement by such  Stockholder has been duly and validly  authorized  and approved by all  necessary  corporate,  limited  liability  company or limited partnership action, as the case may be;

                    (iii)  this  Agreement  has been duly and validly  executed and  delivered by such  Stockholder and constitutes a valid and legally  binding  obligation of such  Stockholder,  enforceable in accordance with its terms, subject to bankruptcy, insolvency,  reorganization,  moratorium or other similar laws affecting or relating to creditors' rights generally and general principles of equity; and

                    (iv)   the execution,  delivery and performance of this Agreement by such  Stockholder does not and will not  violate  the  terms of or result  in the  acceleration  of any  obligation  under  (A) any  material contract,  commitment  or  other  material  instrument  to which  such  Stockholder  is a party  or by which  such
 Stockholder  is bound,  (B) in the case of a  Stockholder  that is a  corporation,  limited  liability  company or limited  partnership,  the  certificate  of  incorporation,  certificate  of  formation,  certificate  of  limited partnership,  by-laws,  operating agreement or limited partnership agreement,  as the case may be, or (C) any law, statute, regulation, order or decree applicable to such Stockholder.

11.      Definitions.  For purposes of this Agreement, the following terms shall have the following respective meanings:

                   Affiliate:  (i) with respect to any Person, a Person that directly, or indirectly through one or more  intermediaries,  controls,  or is controlled by, or is under common control with, such Person, and (ii) with respect to any natural  Person,  (A) the spouse,  parents and direct  descendants of such Person,  (B) the estate, testamentary trust, trustees,  executors,  administrators,  legatees or testamentary beneficiaries of such Person, and (C) any trust established by such Person for the exclusive benefit of any of the foregoing Persons.

                  Affiliated  Stockholder:  with  respect to CPII,  CTW and the MCM Holding  Distributees,  each of their  respective  Affiliates,  in each case, if and so long as it owns any Registrable  Securities and has agreed in writing to be bound by the terms and conditions of this  Agreement,  a copy of which  agreement shall have been delivered to the Company.
                  Board: the board of directors of the Company. Commission: the
                  Securities and Exchange Commission.

                  Common  Stock:  the Common Stock of the Company,  par value $.01 per share,  and any  securities into which such Common Stock shall have been changed or any  securities  resulting from any  reclassification  of such Common Stock.

                  Exchange  Act:  the  Securities  Exchange  Act of 1934,  as amended,  or any  successor  federal statute, and the rules and regulations thereunder which shall be in effect at the time.

                 Majority Holders: as defined in Section 3(c).

                   MCM Holding  Distributees  Majority:  at any time, the owners of at least 51% of the Registrable
  Securities then owned by the MCM Holding Distributees.
                   NASD: National Association of Securities Dealers, Inc. NASDAQ:
                   the Nasdaq National Market.

                  Permitted Transferee:  as defined in Section 12.2 (and specifically  including the distributees, if any, of CTW, upon a dissolution,  termination or other  disposition of CTW which results in a distribution of
  Registrable Securities or Warrants of CTW).

                   Person: an individual,  corporation,  partnership,  limited liability  company,  joint venture, association,  trust or other entity or  organization,  including a government  or  political  subdivision  or an agency or instrumentality, thereof.

                   Registrable  Securities:  (i) with  respect  to CPII,  the MCM  Holding  Distributees  or their respective  Permitted  Transferees,  the shares of Common Stock  beneficially  owned  (within the meaning of Rule
 13d-3 of the  Exchange  Act) by each of them  (A) on June 30,  1999,  and (B)  issuable  under,  or  issued  upon exercise of, the warrants  issued  pursuant to that certain  Warrant  Agreement  dated as of January 12, 2000, by and between the Company and Triarc  Companies,  Inc., and (ii) with respect to CTW or its Permitted  Transferees, the shares of Common  Stock,  issued or  issuable,  under the  Warrants.  As to any  particular  shares of Common
 Stock,  such securities shall cease to be Registrable  Securities when (i) a registration  statement with respect to the sale of such securities  shall have become  effective  under the Securities Act and such securities  shall have been  disposed of in  accordance  with such  registration  statement,  (ii) they shall have been sold to the public  pursuant to Rule 144 under the Securities  Act, (iii) they shall have been  otherwise  transferred  other than  to  a  Permitted  Transferee  and  subsequent  disposition  of  them  shall  not  require  registration  or qualification  of them under the  Securities  Act or any similar  state law then in force or (iv) they shall have ceased to be outstanding.

                   Registration  Expenses:  all expenses  incident to the Company's  performance  of or compliance with any registration pursuant to this Agreement,  including,  without limitation,  (i) registration,  filing and
 NASD fees,  (ii) fees and  expenses  of  complying  with  securities  or blue sky laws,  (iii) fees and  expenses associated  with listing  securities on an exchange or NASDAQ,  (iv) word  processing,  duplicating  and printing expenses, (v) messenger and delivery expenses, (vi) transfer agents', trustees',  depositories',  registrars' and fiscal  agents  fees,  (vii) fees and  disbursements  of counsel for the Company  and of its  independent  public accountants,  including the expenses of any special audits or "cold comfort" letters,  (viii) reasonable fees and disbursements  of any one counsel  retained by the sellers of  Registrable  Securities,  which  counsel  shall be designated in the manner specified in Section 3 and (ix) any fees and  disbursements of underwriters  customarily paid by issuers or sellers of  securities,  but excluding  underwriting  discounts and  commissions  and transfer taxes, if any.

                   Securities Act: the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder which shall be in effect at the time.

                    Stockholders:  (i)  CPII,  CTW and each MCM  Holding  Distributee,  in each  case,  (ii)  each
  Affiliated  Stockholder,  and  (iii)  each  Permitted  Transferee,  in any  case,  if and so long as it owns any
  Registrable Securities or Warrants.
                    Warrants: as defined in the Recitals to this Agreement.

12.      Miscellaneous.

12.1.    Rule 144. etc. If the Company shall have filed a registration  statement  pursuant to the  requirements of
 Section 12 of the Exchange Act or a  registration  statement  pursuant to the  requirements  of the Securities Act relating  to any class of  securities,  the  Company  will file the  reports  required to be filed by it under the
 Securities Act and the Exchange Act and the rules and regulations adopted by the Commission  thereunder,  and will take such  further  action as any holder of  Registrable  Securities  may  reasonably  request,  all to the extent required from time to time to enable such holder to sell Registrable  Securities  without  registration  under the
 Securities  Act within the  limitation of the  exemptions  provided by (A) Rule 144 under the  Securities  Act, as such rule may be  amended  from time to time or (b) any  successor  rule or  regulation  hereafter  adopted by the
 Commission.  Upon the request of any holder of Registrable  Securities,  the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

12.2.    Successors.  Assigns and  Transferees.  This Agreement  shall be binding upon and insure to the benefit of the parties  hereto and their  respective  predecessors  and permitted  assigns under this Section 12.2.  Provided that an express  assignment  shall have been made, a copy of which shall have been delivered to the Company;,  the provisions of this  Agreement  which are for the benefit of a holder of  Registrable  Securities or Warrants shall be for the  benefit  of and  enforceable  by any  subsequent  holder of any  Registrable  Securities  or  Warrants
 ("Permitted  Transferees"),  subject to the provisions  respecting the minimum numbers or percentages of shares of
 Registrable  Securities  required  or  Warrants in order to be  entitled  to certain  rights,  or to take  certain actions, contained herein.

12.3.    Amendment  and  Modification.  This  Agreement  may be amended,  modified or  supplemented  by the Company with the  written  consent of CPII,  CTW,  the MCM  Holding  Distributees  Majority  and a majority  (by number of shares) of any other  holder of  Registrable  Securities  whose  interests  would be  adversely  affected  by such amendment  in a manner  different  from the effect  thereof on other  Registrable  Securities,  provided  that all
 Stockholders shall be notified of such amendment, modification or supplement.

12.4.    Governing  Law. This  Agreement and the rights and  obligations  of the parties  hereunder and the persons subject  hereto shall be governed by, and construed and  interpreted  in accordance  with, the law of the State of
 New York, without giving effect to the choice of law principles thereof.

12.5.    Invalidity of Provision.  The  invalidity or  unenforceability  of any provision of this  Agreement in any jurisdiction  shall not  affect  the  validity  or  enforceability  of the  remainder  of this  Agreement  in that jurisdiction  or the  validity  or  enforceability  of this  Agreement,  including  that  provision,  in any other jurisdiction.

12.6.    Notices. All notices,  requests,  demands,  letters,  waivers and other communications required or permitted  to be given  under this  Agreement  shall be in writing  and shall be deemed to have been duty given if
 (a) delivered personally,  (b) mailed,  certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by fax, as follows:

                    (i)   If to the Company, to it at:

                             MCM Capital Group, Inc.
                             5775 Roscoe Court
                              San Diego, California 92123
                             Attention: Chief Executive Officer
                             Telecopier No.: (858)309-6977

                    with a copy to:

                            MCM Capital Group, Inc.
                            5775 Roscoe Court
                            San Diego, California 92123
                            Attention: General Counsel
                            Telecopier No.: (858)309-6977

                   and a copy to:

                            Squire, Sanders & Dempsey L.L.P.
                            40 North Central Avenue, Suite 2700
                            Phoenix, Arizona 85004
                            Attention: Timothy W. Moser
                            Telecopier No.: (602) 253-8129

                   (ii) If to CPH, to it at:

                            C.P. International Investments Limited
                            2nd Floor, Block A, Russell Court
                            St. Stephen's Green
                            Dublin 2, Ireland
                            Attention: Managing Director
                            Telecopier No.: (011) (353) 475-6605

                   with a copy to:

                            Consolidated Press Holdings Limited
                            54-58 Park
                            Sydney, NSW 2000 Australia
                            Attention: Corporate Secretary
                            Telecopier No.: (011) (61) (2) 9267-2150

                    and a copy to

                             Debevoise & Plimpton
                             875 Third Avenue
                             New York, NY 10022
                             Attention: John M. Allen, Jr.
                             Telecopier No.: (212) 909-6836

                    (iii) If to any MCM Holding Distributee, to it at:

                             c/o Triarc Companies, Inc.
                             280 Park Avenue
                             New York, NY 10017
                             Attention: General Counsel
                             Telecopier No.: (212) 451 -3216

                  with a copy to:

                             Paul, Weiss, Rifkind, Wharton & Garrison
                             1285 Avenue of the Americas
                             New York, NY 10019
                             Attention: Neale Albert, Esq. and Paul Ginsberg, Esq.
                             Telecopier No.: (212) 757-3990

                   (iv) If to CTW, to it at:

                            CTW Funding LLC
                            c/o Triarc Companies, Inc.
                            280 Park Avenue
                            New York, NY 10017
                            Attention: Brian Schorr
                            Telecopier No.: (212) 451 -3216

                   with a copy to:

                            Triarc Companies, Inc.
                            280 Park Avenue
                            New York, NY 10017
                            Attention: General Counsel
                            Telecopier No.: (212) 451-3216

                            and a copy to:

                            Debevoise & Plimpton
                            875 Third Avenue New York, NY 10022
                            Attention: John M. Allen, Jr.
                            Telecopier No.: (212) 909-6836

  or to such other  person or address as any party  shall  specify by notice in writing to the  Company.  All such notices, requests,  demands, letters, waivers and other communications shall be deemed to have been received (w)
  if by personal  delivery on the day after such delivery,  (x) if by certified or registered  mail, on the eighth business day after the mailing thereof,  (y) if by next-day or overnight mail or delivery,  on the day delivered or (z) if by fax, on the next day  following  the day on which such fax was sent,  provided  that a copy is also sent by certified or registered mail.

12.7.    Headings;  Execution in  Counterparts.  The headings and  captions  contained  herein are for  convenience and shall not control or affect the  meaning or  construction  of any  provision  hereof.  This  Agreement  may be executed in any number of  counterparts,  each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

12.8.    Injunctive  Relief.  Each of the parties recognizes and agrees that money damages may be insufficient and, therefore,  in the  event of a breach  of any  provision  of this  Agreement  the  aggrieved  party  may  elect to institute and prosecute  proceedings in any court of competent  jurisdiction to enforce specific performance or to enjoin the continuing  breach of this Agreement.  Such remedies shall,  however,  be cumulative and not exclusive, and shall be in addition to any other remedy which such party may have.

12.9.    Term.  This  Agreement  shall be effective as of the date hereof and shall  continue in effect  thereafter until the earlier of (a) its  termination by the consent of the parties hereto or their  respective  successors in interest,  (b) the date on which no  Registrable  Securities  remain  outstanding,  and (c) the date on which  the
 Requesting  Parties have  collectively  exhausted their respective rights to request  registrations  under Section
 1.1 and all  remaining  Registrable  Securities  are subject to  immediate  resale by the holder  thereof  without regard to volume limitation  pursuant to paragraph (k) of Rule 144 under the Securities Act; provided,  that after the date on which  the  Requesting  Parties  have  collectively  exhausted  their  respective  rights  to  request registrations  under Section 1.1, the rights and  obligations  under this  Agreement of any  individual  holder of
 Registrable  Securities  shall  terminate if and when all of such holder's  Registrable  Securities are subject to immediate  resale without regard to volume  limitation  pursuant to paragraph (k) of Rule 144 under the Securities
 Act.

12.10.   Further  Assurances.  Subject  to the  specific  terms  of this  Agreement,  each of the  Company  and the
 Stockholders  shall make,  execute,  acknowledge and deliver such other  instruments  and documents,  and take all such other actions,  as may be reasonably  required in order to effectuate  .the purposes of this Agreement and to consummate the transactions contemplated hereby.

12.11.   Restatement of First Registration Rights Agreement:  Entire Agreement.  This Agreement amends and restates in its  entirety  the First  Registration  Rights  Agreement.  This  Agreement is intended by the parties hereto as a final  expression of their  agreement  and intended to be a complete and exclusive  statement of their agreement and  understanding  in respect of the subject matter  contained  herein.  This Agreement  supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                                  (Remainder of Page Intentionally Left Blank)

           IN WITNESS WHEREOF this Agreement has been signed by each of the parties hereto, and shall be effective as of the date first above written.

MCM CAPITAL GROUP, INC.

By: /s/ Carl C. Gregory, III

Name: Carl C. Gregory III
Title: President

 MCM HOLDING DISTRIBUTEES MAJORITY Triarc Companies, Inc.

By: /s/ John L. Barnes, Jr
Name: John L. Barnes, Jr.
Its:  EVP and CFO

By: /s/ Nelson Peltz
Name: Nelson Peltz

By: /s/ Peter W. May
Name: Peter W. May

C.P. INTERNATIONAL INVESTMENTS LIMITED

By: /s/David John Barnett
Name: David John Barnett
Title: Director

CTW FUNDING, LLC

By: /s/ Brian L.Schorr
Name: Brian L.Schorr Title: Manager

                                   SCHEDULE A
                            MCM HOLDING DISTRIBUTEES

 Madison West Associates Corp. Nelson Peltz Children's Trust Jonathan P.
 May 1998 Trust Leslie A. May 1998 Trust
 Eric D. Kogan
 Edward Garden
 John L. Barnes, Jr.
 JPAH Holdings, LLC
 Brian L. Schorr
 Stuart 1. Rosen
 James A. Knight
 Alex Lemond